UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2006

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 5, 2006, SunLink Health Systems, Inc. (“SunLink”) issued a press release announcing that its board of directors has determined to focus SunLink’s strategic efforts on continued improvement in its existing hospital portfolio and pursuing additional hospital acquisitions. SunLink further announced that it had ended discussions with North Atlantic Value, LLP (“North Atlantic”) regarding that company’s interest in acquiring SunLink. The press release also contained highlights of the evaluation by SunLink’s board of directors of North Atlantic’s proposals for the acquisition of SunLink and the discussions between SunLink’s board of directors and North Atlantic. A copy of such press release is attached as Exhibit 99.1 to this report.

The disclosure in this Current Report, including the Exhibit attached hereto, of any information (financial or otherwise) does not constitute an admission that such information is material.

Item 9.01. Financial Statements and Exhibits.

a. Not applicable.

b. Not applicable.

c. Not applicable.

d. Exhibits. The following exhibits are filed with this report:

Exhibit 99.1	SunLink Health Systems, Inc. Press Release dated December 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/S/ MARK J. STOCKSLAGER
Name:	Mark J. Stockslager
Title:	Interim Financial Officer

Dated: December 5, 2006

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	SunLink Health Systems, Inc. Press Release dated December 5, 2006